EXHIBIT 1.2


                                ESCROW AGREEMENT



     THIS ESCROW AGREEMENT ("Agreement") is made and entered into as of December 31, 2001 between Accelacorp 1, Inc., a California corporation (the "Issuer"), with offices at 5777 West Century Boulevard, Suite 1540, Los Angeles, California 90045 and Camden Securities, Inc. (the "Escrow Agent"), having its principal place of business at 3807 Wilshire Boulevard, Suite 1220, Los Angeles, California 90010.


                              W I T N E S S E T H :

     A.   The Issuer has filed with the Securities and Exchange Commission
(the "Commission") a Form SB-2 Registration Statement (Registration No. 333-64108)(the "Registration Statement") covering a proposed public offering of a maximum of 1,000,000 shares of its common stock, no par value per share (such 1,000,000 shares of common stock are hereinafter collectively referred to as the "Shares" and individually, a "Share"), as described on the Information Sheet (as defined herein).

     B. The Issuer proposes to offer the Shares on a "best efforts, all or none basis" at the price per share set forth on the Information Sheet.

     C. The Issuer proposes to establish a trust account with the Escrow Agent in connection with such public offering and the Escrow Agent is willing to establish such trust account on the terms and subject to the conditions hereinafter set forth and subject to the approval of the State Administrators set forth on the list attached hereto as Exhibit "A" (hereinafter referred to as the "State Administrators"). The purpose of this Agreement is to comply with the provisions of Rule 419 of Regulation C promulgated under the Securities Act of 1933, as amended ("Rule 419"), and under the applicable securities laws of all states in which the offering of Shares (the "Offering") is made.

     D. Escrow Agent is a registered securities broker-dealer having a net capital under the Securities and Exchange Commission's rules of at least $25,000.

     E. The Escrow Agent must be satisfactory to the State Administrators and it is not affiliated with the Issuer.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:


                                A G R E E M E N T

1.   INFORMATION SHEET.

     Each capitalized term not otherwise defined in this Agreement shall have the meaning set forth for such term on the Information Sheet which is attached to this Agreement as Exhibit "B" and is incorporated by reference herein and made a part hereof (the "Information Sheet").

2.   ESTABLISHMENT OF ESCROW ACCOUNT.

     2.1 Escrow Agent shall establish a trust account on behalf of the purchasers in the Shares in the Offering and bearing the designation set forth on the Information Sheet (the "Escrow Account"). On or before the date of the initial deposit in the Escrow Account pursuant to this Agreement, the Issuer shall notify the Escrow Agent in writing of the effective date of the Registration Statement (the "Effective Date") and the Escrow Agent shall not be required to accept any amount for deposit in the Escrow Account prior to its receipt of such notification.

     2.2 The period during which Escrow Agent shall be required to accept amounts for deposit in the Escrow Account (the "Escrow Deposit Period") shall begin on the Effective Date and shall terminate upon the earlier to occur of the following dates: (a) the date upon which a determination is made by the Issuer to terminate the Offering prior to the sale of all of the Shares, and such determination is communicated to the Escrow Agent in writing or (b) the expiration of ninety (90) days from the Effective Date (unless extended as permitted in the Registration Statement for an additional ninety (90) days at the sole discretion of the Issuer, and with a copy of such extension to the Escrow Agent and the State Administrators), and all of the Shares have not been sold during such 90-day period (or any period of extension). The last day of the Escrow Deposit Period is referred to herein as the "Deposit Termination Date." After the Deposit Termination Date, the Issuer shall not deliver to the Escrow Agent, and the Escrow Agent shall not accept and deposit in the Escrow Account, any additional amounts representing payments by purchasers of Shares.

3.   DEPOSITS IN THE ESCROW ACCOUNT.

     3.1 Upon receipt, the Issuer shall promptly deliver to the Escrow Agent, and the Escrow Agent shall deposit into the Escrow Account, all monies received from purchasers of Shares. All of these deposited proceeds (the "Deposited Proceeds") shall be in the form of checks or money orders. All checks or money orders payable other than to the Escrow Agent as required hereby shall be returned to the purchasers of Shares, or if the Escrow Agent has insufficient information to do so, then to the Issuer (together with any Subscription Information, as defined below, or other documents delivered therewith) within five (5) business days following receipt of such check or money order by the Escrow Agent, and such check or money order shall be deemed not to have been delivered to the Escrow Agent pursuant to the terms of this Agreement. The Deposited Proceeds and interest or dividends thereon, if any, shall be held for the sole benefit of the purchasers of the Shares.

     3.2 The State Administrators shall have the authority to inspect the Escrow Account without obtaining any further permission from the Issuer and/or the Escrow Agent. Unless and until all of the State Administrators order the release of the Deposited Proceeds to the Issuer, such Deposited Proceeds shall not be, nor shall such Deposited Proceeds be considered to be, assets of the Issuer.

     3.3   The Deposited Proceeds shall be invested in either:

          (a) an obligation that constitutes a "deposit" as that term is defined in Section (3)(1) of the Federal Deposit Insurance Act;

          (b) securities of any open-end investment company registered under the Investment Company Act of 1940 that holds itself out as a money market fund meeting the conditions of paragraphs (c)(2), (c)(3) and (c)(4) of Rule 2a-7 under the Investment Company Act; or


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
          (c) securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

     3.4 Simultaneously with each delivery of monies to the Escrow Agent for deposit into the Escrow Account, the Issuer shall inform the Escrow Agent by confirmation slip or other writing of the name and address of the purchaser of Shares, the number of Shares subscribed for by such prospective purchaser, and the aggregate dollar amount of such subscription (collectively, the "Subscription Information").

     3.5 The Escrow Agent shall not be required to accept for deposit into the Escrow Account checks which are not accompanied by the appropriate Subscription Information. Checks and money orders representing payments by purchasers of Shares shall not be deemed deposited in the Escrow Account until the Escrow Agent has received in writing the Subscription Information required with respect to such payments.

     3.6 The Escrow Agent shall not be required to accept any amounts representing payments by purchasers of Shares, whether by check or money order, except during the Escrow Agent's regular business hours. Any check, money order or cash not received prior to 1:00 P.M. shall be deposited the following business day.

     3.7 The Issuer shall deposit the certificate(s) representing the Shares sold (the "Deposited Securities") directly into the Escrow Account promptly upon issuance, which certificates or other documents evidencing such Shares shall identify the purchaser of the Shares.

     3.8 The Deposited Securities shall be held for the sole benefit of the purchasers. No transfer or other disposition of Deposited Securities held in the Escrow Account or any interest related to such Deposited Securities shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

     3.9 During the Escrow Period, the Issuer is not entitled to any funds received into the Escrow Account and no amounts deposited in the Escrow Account shall become the property of the Issuer or any other entity, or be subject to the debts of the Issuer or any other entity.

4.   FAILURE TO COMPLETE OFFERING.

     4.1  In the event that:

          (a) the Escrow Agent has not received and cleared a total of $20,000 in Deposited Proceeds on or before the Escrow Termination Date, or

          (b) within eighteen (18) months after the Effective Date, the Issuer has not delivered to the Escrow Agent the signed representation and opinion of counsel referred to in Section 5.1(a) of this Agreement, the Escrow Agent shall, within five days after the occurrence of either event described in subparts (a) and (b) above, refund to each purchaser of Shares the Deposited Proceeds submitted on his or her behalf, together with any interest earned on his or her Deposited Proceeds during the time the Deposited Proceeds have been collected and are available for investment.


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
     4.2 The Escrow Agent shall distribute all interest earned on the Escrow Account to the purchasers of the Shares, pro rata, according to the amount and date of each deposit.

5.   DISBURSEMENT FROM THE ESCROW ACCOUNT UPON COMPLETION OF THE OFFERING.

     5.1 The Deposited Proceeds may be released to the Issuer and the Shares delivered to the purchaser or other registered holder only at the same time as or after:

          (a) The Escrow Agent has received a signed representation from the Issuer, together with an opinion of counsel that the following events have already occurred and the following requirements have already been met:

               (1) Upon execution of an agreement(s) for the acquisition(s) of a business (es) or assets that will constitute the business (or line of business) of the Issuer and for which the fair value of the business (es) or net assets to be acquired represents at least eighty percent (80%) of the Offering proceeds, but excluding amounts payable to non-affiliates for underwriting commissions, underwriting expenses, and dealer allowances, if any, the Issuer filed a post-effective amendment that:

                    (i) Discloses the information specified by the SB-2 Registration Statement form and Industry Guides, including financial statements of the Issuer and the company or business with which it plans to merge or acquire (the "Targeted Business"), and pro forma financial information required by the SB-2 Registration Statement and applicable rules and regulations;

                    (ii) Discloses the results of the Offering, including but not limited to:

                         (A)  The gross offering proceeds received to date,
specifying the amounts paid for underwriter commissions, underwriting expenses and dealer allowances, if any, amounts disbursed to the Issuer, and amounts remaining in the Escrow Account; and

                         (B)  The specific amount, use and application of funds
disbursed to the Issuer to date, but not limited to, the amounts paid to officers, directors, promoters, controlling shareholders or affiliates, either directly or indirectly specifying the amounts and purposes of such payments; and

                    (iii) Discloses the terms of the Offering as described pursuant to subparagraph 2 of Section 5.1(a) of this Agreement.

               (2) The terms of the Offering provided, and the Issuer satisfied, the following conditions:

                    (i) Within five (5) business days after the effective date of the post-effective amendment(s) to the Registration Statement, the Issuer shall send by first class mail or other equally prompt means, to each purchaser of Shares held in escrow, a copy of the prospectus contained in the post-effective amendment and any amendment or supplement thereto;

                    (ii) Each purchaser shall have no fewer than twenty (20) business days and no more than forty-five (45) business days from the effective date of the post-effective amendment to the Registration Statement to notify the Issuer in writing that the purchaser elects to remain an investor. If the Issuer has not received such written notification by the 45th business day following the effective date of the post-effective amendment, funds and interest or dividends, if any, held in the Escrow Account shall be sent by first class mail or equally prompt means to the purchaser within five (5) business days;

                    (iii) The acquisition(s) meeting the criteria set forth in paragraph (a)(1) of this Section 5.1 will be consummated if a sufficient number of purchasers confirm their investments; and

                    (iv) If a consummated acquisition(s) meeting the requirements of this Section has not occurred by a date eighteen (18) months after the Effective Date, the Deposited Funds shall be returned by first class mail or equally prompt means to the purchaser within five (5) business days following that date.

          (b) Funds held in the Escrow Account may be released to the Issuer and Shares may be delivered to the purchaser or other registered holder identified on the Deposited Securities only at the same time as or after consummation of an acquisition(s) meeting the requirements set forth in paragraph (a)(1) of this Section 5.

     5.2 Upon disbursement of the Deposited Proceeds pursuant to the terms of this Section 5, the Escrow Agent shall be relieved of all further obligations and released from all liability under this Agreement. It is expressly agreed and understood that in no event shall the aggregate amount of payments made by the Escrow Agent exceed the amount of the Deposited Proceeds.

     5.3 Notwithstanding any other provisions of this Section 5, in no event will Deposited Proceeds be released to the Issuer until the State Administrators have entered an order authorizing the release of Deposited Proceeds. Such order will be entered only five (5) business days after receipt by the State Administrators of an application that includes the following:

          (a) A verified statement duly executed by the Escrow Agent setting forth the total amount in collected funds on deposit in the Escrow Account on the Termination Date and states therein that all of the conditions of this Agreement have been met.

          (b) A verified statement duly executed by the Issuer which states:

               (i) That all required proceeds from the sale of Shares have been placed in the Escrow Account in accordance with the terms and conditions of this Agreement and that there have been no material omissions or changes in the financial condition of the Issuer, or other changes of circumstances, that would render the amount of the proceeds inadequate to finance the Issuer's proposed plan of operations, business or enterprise;

               (ii) That the required proceeds are represented by unconditional subscription agreements which are not loans and are not subject to rescission or rejection by the Issuer or the purchasers of Shares;

               (iii) That there have been no material omissions or changes that would render the representations contained in the Registration Statement to be fraudulent, false or misleading; and


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
               (iv) Such other information as the State Administrators may require.

6.   COLLECTION PROCEDURE.

     The Escrow Agent is hereby authorized to forward each check for collection and, upon collection of the proceeds of each check, deposit the collected proceeds in the Escrow Account. As an alternative, the Escrow Agent may telephone the bank on which the check is drawn to confirm that the check has been paid. Any check returned unpaid to the Escrow Agent shall be returned to the Issuer. In such cases, the Escrow Agent will promptly notify the Issuer of such return.

     If the Issuer rejects any subscription for which the Escrow Agent has already collected funds, the Escrow Agent shall promptly issue a refund check to the rejected prospective purchaser. If the Issuer rejects any subscription for which the Escrow Agent has not yet collected funds but has submitted the prospective purchaser's check for collection, the Escrow Agent shall promptly issue a check in the amount of the prospective purchaser's check to the rejected prospective purchaser after the Escrow Agent has cleared such funds. If the rejected prospective purchaser's check which has been submitted for collection by the Escrow Agent is uncollectible, and if the Escrow Agent has issued a check to the rejected subscriber hereunder, then the Escrow Agent shall notify the Issuer and the Issuer shall immediately reimburse the Escrow Agent for the amount of such funds. If the Escrow Agent has not yet submitted a rejected prospective purchaser's check for collection, the Escrow Agent shall promptly remit the prospective purchaser's check directly to the prospective purchaser.

7.   RIGHTS, DUTIES AND RESPONSIBILITIES OF ESCROW AGENT.

     It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature, and that:

     7.1 The Escrow Agent shall not be responsible for the performance of the Issuer of its obligations under this Agreement.

     7.2 The Escrow Agent shall not be required to accept from the Issuer any Subscription Information pertaining to prospective purchasers unless such Subscription Information is accompanied by checks or money orders representing the payment of money.

     7.3 The Escrow Agent shall be entitled to rely upon the accuracy, act in reliance upon the contents, and assume the genuineness of any notice, instruction, certificate, signature instrument or other document which is given to the Escrow Agent pursuant to this Agreement without the necessity of the Escrow Agent verifying the truth or accuracy thereof. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to give any such notice or instructions or to execute any such certificate, instrument or other document. The Escrow Agent must, however, determine for itself whether the conditions permitting the release of the funds in the Escrow Account have been met.

     7.4 In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Escrow Account or the Deposited Proceeds which, in its sole determination, are in conflict either with other instructions received by it or with any provision of this Agreement, the Escrow Agent, at its sole option, may deposit the Deposited Proceeds (and any other amounts that thereafter become part of the Deposited Proceeds) with the registry of a court of competent jurisdiction in a proceeding to which all parties in interest are joined. Upon the deposit by the


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
Escrow Agent of the Deposited Proceeds with the registry of any court, the Escrow Agent shall be relieved of all further obligations and released from all liability hereunder.

     7.5 The Escrow Agent shall not be liable for any action taken or omitted hereunder, or for the misconduct of any employee, agent or attorney appointed by it, except in the case of willful misconduct. The Escrow Agent shall be entitled to consult with counsel of its own choosing and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.

     7.6 The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Deposited Proceeds or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Deposited Proceeds or any part thereof.

     7.7 The Escrow Agent shall determine whether or not the Offering has been successful, and if it determines that the Offering is unsuccessful, the Escrow Agent shall return to each purchaser his/her portion of the Deposited Proceeds in accordance with the provisions of Section 4 of this Agreement.

8.   AMENDMENT; RESIGNATION.

     This Agreement may be altered or amended only with the written consent of the Issuer and the Escrow Agent. The Escrow Agent may resign for any reason upon seven (7) business days prior written notice to the Issuer. Should the Escrow Agent resign as herein provided, it shall not be required to accept any deposit, make any disbursement or otherwise dispose of the Deposited Proceeds, but its only duty shall be to hold the Deposited Proceeds for a period of not more than ten (10) business days following the effective date of such resignation, at which time (a) if a successor escrow agent shall have been appointed and written notice thereof (including the name and address of such successor escrow agent) shall have been given to the resigning Escrow Agent by the Issuer and such successor escrow agent, the resigning Escrow Agent shall pay over to the successor escrow agent the Deposited Proceeds or (b) if the resigning Escrow Agent shall not have received written notice signed by the Issuer and a successor escrow agent, then the resigning Escrow Agent shall promptly refund the amount in the Deposited Proceeds to each purchaser of Shares without interest thereon or deduction therefrom, and the resigning Escrow Agent shall notify the Issuer in writing of its liquidation and distribution of the Deposited Proceeds; whereupon, in either case, the Escrow Agent shall be relieved of all further obligations and released from all liability under this Agreement. Without limiting the provisions of Section 10 of this Agreement, the resigning Escrow Agent shall be entitled to be reimbursed by the Issuer for any expenses incurred in connection with its resignation, transfer of the Deposited Proceeds to a successor escrow agent or distribution of the Deposited Proceeds pursuant to this Section 8.

9.   REPRESENTATIONS AND WARRANTIES OF THE ISSUER.

     The Issuer hereby represents and warrants to the Escrow Agent that:

     9.1 No party other than the parties hereto and the purchasers of Shares have, or shall have any lien, claim or security interest in the Deposited Proceeds or any part thereof.

     9.2 No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Deposited Proceeds.


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
     9.3 The Subscription Information submitted with each deposit shall, at the time of submission and at the time of the disbursement of the Deposited Proceeds, be deemed a representation and warranty that such deposit represents a bona fide sale to the purchaser described therein of the amount of Shares set forth in such Subscription Information and that the Commission has declared effective the Registration Statement.

     9.4 All of the information contained in the Information Sheet is, as of the date hereof and will be, at the time of any disbursement of the Deposited Proceeds, true and correct.

10.  FEES AND EXPENSES.

     The Escrow Agent shall be entitled to the Escrow Fee set forth in the Information Sheet, payable upon execution of this Agreement. In addition, the Issuer agrees to reimburse the Escrow Agent for any reasonable expenses incurred in connection with this Agreement, including, but not limited to, reasonable counsel fees, but not including the review of this Agreement.

11.  INDEMNIFICATION AND CONTRIBUTION.

     11.1 The Issuer (referred to as the "Indemnitor") agrees to indemnify the Escrow Agent and its officers, directors, employees, agents and shareholders (jointly and severally the "Indemnitees") against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including, without limitation, reasonable counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such action, claim or proceeding is the result of the willful misconduct of the Indemnitees.

     11.2 If the indemnification provided for in this Section 11 is applicable, but for any reasons held to be unavailable, the Indemnitor shall contribute such amounts as are just and equitable to pay, or to reimburse the Indemnitees for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including counsel fees, actually incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitor.

     11.3 Any Indemnitee which proposes to assert the right to be indemnified under this Section 11, promptly after receipt of notice of commencement of any action, suit or proceeding against such Indemnitee in respect of which a claim is to be made against the Indemnitor under this Section 11, will notify the Indemnitor of the commencement of such action, suit or proceeding, enclosing a copy of all papers served, but the omission so to notify the Indemnitor of any such action, suit or proceeding shall not relieve the Indemnitor from any liability which it may have to any Indemnitee otherwise than under this Section
11. In case any such action, suit or proceeding shall be brought against any Indemnitee (and they shall notify the Indemnitor of the commencement thereof), the Indemnitor shall be entitled to participate in and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such Indemnitee. The Indemnitee shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless (i) the employment of counsel by such Indemnitee has been authorized by the Indemnitor, (ii) the Indemnitee shall have concluded reasonably that there may be a conflict of interest among the Indemnitor and the Indemnitee in the conduct of the defense of such action (in which case the Indemnitor shall not have the right to direct the defense of such action on behalf of the Indemnitee) or (iii) the Indemnitor in fact shall not have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be borne by the Indemnitor.


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
     11.4 The Indemnitor agrees to provide the Indemnitees with copies of all Registration Statements and all pre- and post-effective amendments to such Registration Statement including exhibits, whether filed with the Commission prior to or subsequent to the disbursement of the Deposited Proceeds.

     11.5 The provisions of this Section 11 shall survive any termination of this Agreement, whether by disbursement of the Deposited Proceeds, resignation of the Escrow Agent or otherwise.

12.  COMPLIANCE WITH TAXATION MATTERS.

     The Issuer shall be responsible for determining any requirements for paying taxes or reporting any payments for tax purposes. The Issuer shall give written directions to the Escrow Agent to prepare and file tax information or to withhold any payments hereunder for tax purposes. The Issuer covenants and agrees to indemnify and hold the Escrow Agent harmless against all liability for tax withholding and/or reporting for any payments made by the Escrow Agent pursuant to this Agreement.

13.  MAINTENANCE OF RECORDS.

     The Escrow Agent shall at all times keep and maintain a complete set of books, records and accounts relating to the subscriptions received by the Escrow Agent hereunder, and the disposition by the Escrow Agent of the proceeds thereof. All such records maintained by the Escrow Agent shall be available for inspection by the State Administrators, and the Escrow Agent shall furnish to the State Administrators upon demand, at such place designated in such demand, true, correct, complete and current copies of any or all of such records.

14.  GOVERNING LAW AND ASSIGNMENT.

     This Agreement shall be construed in accordance with and governed by the laws of the State of California and shall be binding upon the parties hereto and their respective successors and assigns; and provided, however, that any assignment or transfer by any party of its rights under this Agreement or with respect to the Deposited Proceeds shall be void as against the Escrow Agent unless:

     (a)     written notice thereof shall be given to the Escrow Agent; and

     (b) the Escrow Agent shall have consented in writing to such assignment or transfer.

15.  NOTICES.

     All notices, reports, instructions, requests and other communications given under this Agreement shall be either (a) sent in writing and served personally by delivery to a responsible officer at the party's offices listed on the signature pages hereto; or delivered by first class registered or certified U.S. mail, return receipt requested, postage prepaid; or (b) sent by telex or telecopier and then acknowledged as received by return telex or telecopier by the intended recipient. Notices shall be deemed received only upon receipt. Notices shall be directed to the addresses or telex or telecopier numbers indicated on the signature pages hereto; provided that a party may change its address or numbers for notices by giving notice to all other parties in accordance with this paragraph. Escrow Agent shall be protected in acting upon any notice, request, waiver, consent, receipt or other paper or document believed by Escrow Agent to be signed by the proper party or parties.


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16.  SEVERABILITY.

     If any provision of this Agreement or the application thereof to any person or circumstance shall be determined to be unenforceable, the remaining provisions of this Agreement or the application of such provisions to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

17.  PRONOUNS.

     All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the context may require.

18.  CAPTIONS.

     All captions are for convenience only and shall not limit or define the terms thereof.

19.  COUNTERPARTS.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.


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
20.  ENTIRE AGREEMENT.

     This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (written or oral) of the parties in connection herewith.


                                   THE ISSUER:   ACCELACORP 1, INC.


                                   By:  /s/  John W. Martin
                                      -----------------------------------------
                                        John W. Martin
                                   Its: President

                                   Address for Notices:
                                   -------------------
                                   5777 West Century Boulevard, Suite 1540
                                   Los Angeles, California 90045
                                   Facsimile: (310) 342-6808
`                                  E-Mail: jwmartinlaw@yahoo.com
                                           ---------------------


                                   ESCROW AGENT:  CAMDEN SECURITIES, INC.


                                   By:  /s/  Patrick A. Anthony
                                      -----------------------------------------
                                      Print Name: Patrick A. Anthony
                                   Its: Authorized Officer


                                   Address for Notices:
                                   -------------------
                                   3807 Wilshire Boulevard, Suite 1220
                                   Los Angeles, California 90010
                                   Facsimile: (213) 738-5390
                                   E-Mail:  camdensecuritiesinc@hotmail.com


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                                    EXHIBIT A


                          STATE SECURITIES COMMISSIONS


    New York Department of Law, Bureau of Investor Protection and Securities

                                    EXHIBIT B


                                INFORMATION SHEET


1.   The Issuer:
     ----------

     Accelacorp 1, Inc.
     5777 West Century Boulevard, Suite 1540
     Los Angeles, California 90045

2.   State of Incorporation or Organization:
     --------------------------------------

     California

3.   The Securities:
     --------------

     1,000,000 shares of common stock, no par value, being offered at a price per share of $0.02.

4.   Type of Offering:
     ----------------

     Registration Statement on Form SB-2 filed under the Securities Act of 1933, as amended (the "Act"). The offering will be considered a blank check offering in accordance with Rule 419 of the Act.

5.   Escrow Agent
     ------------

     Camden Securities, Inc.
     3807 Wilshire Boulevard, Suite 1220
     Los Angeles, California 90010

6.   The Escrow Account
     ------------------

     Title of Escrow Account: CAMDEN SECURITIES, INC., AS RULE 419 ESCROW AGENT FOR ACCELACORP 1, INC.

7.   Escrow Fees:
     -----------

     $350.00


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